Exhibit 99.1

For Immediate Release

Contact: John Lynch, Vice President of Investor Relations, 508-482-2314

Waters Reports First Quarter 2014 Financial Results

Milford, Massachusetts, April 29, 2014 - Waters Corporation (NYSE/WAT) reported today first quarter 2014 sales of $431 million, essentially flat versus sales of $430 million in the first quarter of 2013. In the quarter, the effect of foreign currency translation was neutral to sales growth. On a GAAP basis, earnings per diluted share (E.P.S.) for the first quarter of 2014 were $0.82 compared to $1.39 for the first quarter of 2013. On a non-GAAP basis, including the adjustments in the attached reconciliation, E.P.S. were down 14% to $0.92 compared to $1.07 in the prior year quarter. A description and reconciliation of GAAP to non-GAAP E.P.S. is attached and can be found on the Company’s website at http://www.waters.com under the caption Investors.

Commenting on the quarter, Douglas A. Berthiaume, Chairman, President, and Chief Executive Officer, said, “Sales in the quarter were below our expectations due primarily to a combination of slower growth in Asia and delays in the release of capital budgets, most significantly in the United States. Foreign currency translation and a higher operating tax rate negatively affected E.P.S in comparison to the 2013 first quarter’s results.”

As communicated in a prior press release, Waters Corporation will webcast its first quarter 2014 financial results conference call this morning, April 29, 2014 at 8:30 a.m. eastern time. To listen to the call, connect to www.waters.com, choose “Investor Relations” and click on the “Live Webcast”. A replay will be available through May 6, 2014 at midnight eastern time, similarly by webcast and also by phone at 402-220-9786.

About Waters Corporation

For over 50 years, Waters Corporation (NYSE:WAT) has created business advantages for laboratory-dependent organizations by delivering practical and sustainable innovation to enable significant advancements in such areas as healthcare delivery, environmental management, food safety, and water quality worldwide.

Pioneering a connected portfolio of separations science, laboratory information management, mass spectrometry and thermal analysis, Waters technology breakthroughs and laboratory solutions provide an enduring platform for customer success.

With revenue of $1.9 billion in 2013, Waters is driving scientific discovery and operational excellence for customers worldwide.

CAUTIONARY STATEMENT

This release may contain “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects”, and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, uncertainties relating to organizational/leadership transition plans; the impact on demand among the Company’s various market sectors from economic, sovereign and political uncertainties; fluctuations in expenditures by the Company’s customers, in particular large pharmaceutical companies; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand from the effect of mergers and acquisitions by the Company’s customers; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the ability to access capital, maintain liquidity and service our debt in volatile market conditions, particularly in the U.S., as a large portion of the Company’s cash is held and operating cash flows are generated outside the U.S.; environmental and logistical obstacles affecting the distribution of products; risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights; and foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission, which “Forward-Looking Statements” and “Risk Factors” discussions are incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release report and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.

Waters Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands and unaudited)

	March 29, 2014	December 31, 2013
Cash, cash equivalents and investments	1,853,195	1,803,670
Accounts receivable	401,406	430,985
Inventories	266,629	242,800
Other current assets	86,479	78,800
Total current assets	2,607,709	2,556,255

Property, plant and equipment, net	329,880	324,932
Other assets	712,146	701,442
Total assets	3,649,735	3,582,629

Notes payable and debt	232,104	133,346
Accounts payable and accrued expenses	352,344	354,186
Total current liabilities	584,448	487,532

Long-term debt	1,100,000	1,190,000
Other long-term liabilities	145,915	141,924
Total liabilities	1,830,363	1,819,456

Total equity	1,819,372	1,763,173
Total liabilities and equity	3,649,735	3,582,629

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	(Unaudited)
	Three Months Ended
	March 29, 2014	March 30, 2013
Net sales	$430,508	$430,338
Cost of sales	187,719	174,568

Gross profit	242,789	255,770

Selling and administrative expenses	126,635	118,660
Research and development expenses	24,746	25,312
Purchased intangibles amortization	2,647	2,393

Operating income	88,761	109,405

Interest expense, net	(6,031)	(5,998)

Income from operations before income taxes	82,730	103,407

Provision for income tax expense (benefit)	12,428	(17,652)

Net income	$70,302	$121,059

Net income per basic common share	$0.83	$1.41

Weighted-average number of basic common shares	84,977	86,049

Net income per diluted common share	$0.82	$1.39

Weighted-average number of diluted common shares and equivalents	85,873	87,215

Waters Corporation and Subsidiaries

Quarterly Reconciliation of GAAP to Adjusted Non-GAAP Financials

(in thousands, except per share data)

The 2014 and 2013 adjusted amounts presented below are used by the management of the Company to measure operating performance with prior periods and forecasts and are not in accordance with generally accepted accounting principles (GAAP). The Company believes that the use of Non-GAAP measures, such as Non-GAAP Earnings Per Share (EPS) and Non-GAAP Operating Income, help management and investors gain a better understanding of our core operating results and future trends, and is consistent with how management measures performance for purposes of executive compensation and forecasts the Company’s performance. The reconciliation identifies items management has excluded as non-operational transactions. Management has excluded the following items:

*	Purchased Intangibles Amortization was excluded to allow for comparisons of operating results that are consistent over periods of time.

*	Restructuring Costs, Asset Impairments, Acquisition-Related Costs and Other One-Time Costs were excluded as the Company believes that costs to consolidate operations, reduce overhead and complete acquisitions are infrequent or unusual and are not indicative of normal operating costs.

*	Infrequent Income Tax Items were excluded as these costs and benefits are typically the result of audit examination settlements, updates in management’s assessment of ongoing examinations or other unusual tax items and are not indicative of the Company’s normal or future income tax expense.

	(Unaudited)
	Three Months Ended
	March 29, 2014	March 30, 2013
GAAP Selling and Administrative Expenses (including Purchased Intangibles Amortization)	$(129,282)	$(121,053)
Purchased Intangibles Amortization	2,647	2,439
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	8,318	1,027

Adjusted Non-GAAP Selling & Administrative Expenses (including Purchased Intangibles Amortization)	$(118,317)	$(117,587)

GAAP Operating Income	$88,761	$109,405
Purchased Intangibles Amortization	2,647	2,439
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	8,318	1,027

Adjusted Non-GAAP Operating Income	$99,726	$112,871

GAAP Provision for Income Tax (Expense) Benefit	$(12,428)	$17,652
Purchased Intangibles Amortization	(743)	(706)
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	(2,760)	(362)
Infrequent Income Tax Items	857	(30,040)

Adjusted Non-GAAP Provision for Income Tax Expense	$(15,074)	$(13,456)

GAAP Net Income	$70,302	$121,059
Purchased Intangibles Amortization	1,904	1,733
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	5,558	665
Infrequent Income Tax Items	857	(30,040)

Adjusted Non-GAAP Net Income	$78,621	$93,417

GAAP EPS	$0.82	$1.39
Purchased Intangibles Amortization	0.02	0.02
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	0.06	0.01
Infrequent Income Tax Items	0.01	(0.34)

Adjusted Non-GAAP EPS	$0.92	$1.07